                                                                 Exhibit 10.22.1

                 FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT
                             AND ESCROW INSTRUCTIONS
                          (Hyatt Regency Orange County)

     THIS FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT AND ESCROW INSTRUCTIONS (the "Amendment") is dated the 26th day of August, 2004, and is made by and between ATRIUM PLAZA, LLC, a California limited liability company ("Seller"), and ASHFORD HOSPITALITY LIMITED PARTNERSHIP, a Delaware limited partnership ("Purchaser").

                                    RECITALS

     A. Seller and Purchaser have previously executed and entered into that certain Purchase and Sale Agreement and Escrow Instructions dated as of July 28, 2004 (the "Agreement"), for the sale by Seller, and the purchase by Purchaser, of the property located at 100 Alicante Plaza, Garden Grove, California, in, on, by and through which is operated a hotel and hospitality business under the name "Hyatt Regency Orange County."

     B. Pursuant to the terms of the Agreement, the Inspection Period expires on August 27, 2004.

     C. Purchaser has advised Seller that it has yet to complete its due diligence and inspection of the Property, and has requested that Seller agree to extend the Inspection Period.

     D. Seller is amenable to extending the Inspection Period provided that the entire amount of the Earnest Money Deposit is delivered by Purchaser to Escrow Holder and deposited into the Escrow, and that the sum of Five Hundred Thousand Dollars ($500,000) thereof is immediately released to Seller on a non-refundable basis, all as more fully set forth hereinbelow.

     E. Unless otherwise defined herein, capitalized terms have the meanings ascribed to them in the Agreement.

                                   AGREEMENT

     NOW, THEREFORE, with reference to the foregoing Recitals, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Seller and Purchaser hereby agree as follows:

                                       I.

                                   AMENDMENT

     1.1 In consideration of Purchaser's performance of its obligations under this Amendment, Seller and Purchaser agree to extend the Inspection Period to 3:00 p.m. California time on September 17, 2004.

     1.2 On or before 1:00 p.m. California time on August 27, 2004, Purchaser shall deposit into the Escrow with Escrow Holder an additional Seven Hundred Thousand Dollars ($700,000), for a total Earnest Money Deposit on deposit with Escrow Holder of One Million Dollars ($1,000,000). Together with the deposit of the additional Seven Hundred Thousand Dollars ($700,000), Purchaser shall deliver to Escrow Holder irrevocable and unconditional instructions for the immediate release of Five Hundred Thousand Dollars ($500,000) of the Earnest Money Deposit (the "Released Deposit") to Seller (or Seller's Intermediary, as directed by Seller). Purchaser and Seller agree that the Released Deposit shall be non-refundable to Purchaser, whether or not Purchaser elects to proceed with the transaction memorialized in the Agreement (including based upon the final results of its due diligence review and inspection and election to terminate the Agreement as permitted in Section 4.4 thereof).

     1.3 Upon the expiration of the Inspection Period, that portion of the Earnest Money Deposit then held by Escrow Holder (i.e., the sum of $500,000) shall become non-refundable to Purchaser (unless prior thereto, Seller and Escrow Holder receive from Purchaser a Notice in accordance with the requirements of Section 4.4 of the Agreement that Purchaser elects to terminate the Agreement and cancel the Escrow). The Earnest Money Deposit (including the Released Deposit) shall be applied and credited to the Purchase Price at the Close of Escrow.

     1.4 The Closing Date shall be September 27, 2004.

     1.5 Purchaser acknowledges that, as of the date of this Amendment, to the best knowledge of Purchaser, Seller is not in default of any of its covenants and obligations under the Agreement, and that Seller has complied with all of its covenants and obligations to Purchaser or otherwise as required by the terms of the Agreement and/or applicable law. Purchaser also acknowledges that it is not aware of any breaches of any of the representations and warranties of Seller included in the Agreement.

                                      II.

                                  RATIFICATION

     Except as amended and/or modified by this Amendment, the Agreement is hereby ratified and confirmed and all other terms of the Agreement shall remain in full force and affect, unaltered and unchanged by this Amendment. In the event of any conflict between the provisions of this Amendment and the provisions of the Agreement, the provisions of this Amendment shall prevail. Whether or not specifically amended by the provisions of this Amendment, all of the terms and provisions of the Agreement are hereby amended to the extent necessary to give effect to the purpose and intent of this Amendment.

                                      III.

                                  COUNTERPARTS

     This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which, when taken together, will constitute one and the same instrument. The signature page of any counterpart may be detached therefrom without impairing the legal effect of the (signature) thereon, provided such signature page is attached to any other counterpart identical thereto except as having additional signature pages executed by other parties to this Amendment attached hereto. The execution of this Amendment may be effected by facsimile signatures, all of which shall be treated as originals; provided, however, that a party receiving this Amendment with a facsimile signature may, by Notice to the other, require the prompt delivery of an original signature to evidence and confirm the delivery of the facsimile signature. Purchaser and Seller each intend to be bound by its respective facsimile transmitted signature, and is aware that the other party will rely thereon, and each party waives any defenses to the enforcement of this Amendment.

                                      IV.

                                   EXECUTION

     IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

                                   SELLER:

                                   ATRIUM PLAZA, LLC
                                   a California limited liability company

                                   BY: FLAMINGO STREET, LLC, a California
                                       limited liability company, Its Manager

                                       By: MSP ONE, LLC,
                                           a California limited liability
                                           company, Its Manager


                                           BY: /s/ Sunil Patel
                                               ---------------------------------
                                           NAME: Sunil Patel
                                           TITLE: Manager


                                   PURCHASER:

                                   ASHFORD HOSPITALITY LIMITED
                                   PARTNERSHIP, a Delaware limited partnership

                                   By: Ashford Properties General Partner LLC, a
                                       Delaware limited liability company, its
                                       general partner


                                       BY: /s/ David A. Brooks
                                           -------------------------------------
                                       NAME: David A. Brooks
                                       TITLE: Vice President